Exhibit 10.1

FINANCIAL ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is made as of August 12, 2025 (the “Effective Date”) between Thumzup Media Corporation, a Nevada Corporation (the “Company”), and American Ventures LLC, Series XVIII DOGE TREAS (the “Advisor”).

WHEREAS, the Company desires to obtain the services of Advisor to advise the Company on certain matters, upon the following terms and conditions;

WHEREAS, the Company is engaged in the business of operating a proprietary digital marketing platform that enables users to earn cash for sharing branded content on social media, seamlessly managed through a programmatic advertiser dashboard, with payments facilitated via PayPal and other leading digital channels, and is actively expanding its operations into innovative financial strategies, including, without limitation, holding cryptocurrencies such as Bitcoin, Dogecoin, Litecoin, Solana, Ripple, Ether, and USD Coin, as part of its treasury management and commitment to financial agility and innovation. The Company is also developing its patent-pending Lifestyle AI Agent Marketplace, designed to enhance lifestyle planning through curated, AI-powered experiences, and intends to pursue strategic opportunities to expand and monetize such initiatives (collectively, the “Field”);

WHEREAS, Advisor has considerable business and industry experience and special expertise that is related to, or otherwise could assist the Company in, the Field and the Company seeks to benefit from Advisor’s experience and expertise by retaining them as an advisor to the Company; and

WHEREAS, Advisor wishes to provide certain financial advisory services to the Company, including advising the Company on crypto treasury strategies.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Advisory Services.

(a) Advisor is hereby engaged by the Company on a non-exclusive basis to provide financial advisory services related to the Field and/or other business matters, including efforts to seek out, evaluate, acquire, and develop market opportunities within the Field. Services shall be provided at such times as are mutually agreed, with due regard for the Advisor’s other commitments.

(b) Advisor acknowledges and agrees that it will not be provided with any material non-public information (“MNPI”) in connection with the Company without the prior written consent of both the Advisor and the Company, and agrees that the Advisor shall not be deemed to be an agent, employee, partner, of affiliate of the Company solely by virtue of this engagement. The Advisor shall not use any MNPI for personal gain or in a manner that could violate applicable securities law or regulations.

2. Compensation.

As consideration for the advisory services to be provided by Advisor to the Company under this Agreement and subject to the approval of the Company’s stockholders, the Company shall issue to Advisor 750,000 shares of the Company’s common stock (the “Advisor Shares”).

The Advisor Shares shall be due and earned upon the Effective Date, but the issuance of the Advisor Shares is subject to Stockholder Approval (as defined below). The Advisor Shares shall be issued outside of the Company’s equity incentive plans and shall not be subject to any vesting, forfeiture provisions, or additional performance milestones.

Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than sixty (60) days after the Effective Date (the “Stockholder Meeting Deadline”), a proxy statement soliciting such stockholder’s affirmative vote in favor of the Stockholder Approval, and the Company shall use its reasonable best efforts to solicit proxies in favor of the Stockholder Approval and to cause the Board of Directors to recommend to the stockholders that they vote in favor of the Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within ninety (90) days after the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained at such subsequent Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until the Stockholder Approval is obtained. Notwithstanding the foregoing, if the Company is able to obtain the written consent of a majority of its voting capital to vote in favor of the Stockholder Approval, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Company’s stockholders with respect to the issuance of the Advisor Shares.

3. Confidentiality.

(a) Advisor may disclose to the Company any information that Advisor normally would disclose freely to other members of the community at large, whether by publication, by presentation, or in informal discussions. However, Advisor shall not disclose to the Company information that is proprietary to others and is not generally available to the public or specifically is covered by a nondisclosure agreement with another party.

(b) Advisor recognizes and acknowledges that by reason of Advisor’s retention by and service to the Company before, during and, if applicable, after the term, Advisor will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Proprietary Information”). Advisor acknowledges that such Proprietary Information is a valuable and unique asset of the Company and Advisor covenants that he will not, unless expressly authorized in writing by the Company, at any time during the term use any Proprietary Information or divulge or disclose any Proprietary Information to any person, firm or corporation, other than Advisor’s attorneys, agents or other business advisors, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Advisor also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Proprietary Information or divulge or disclose any Proprietary Information to any person, firm or corporation, unless such information is in the public domain through no fault of Advisor or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Advisor to divulge, disclose or make accessible such information and Advisor having been so ordered.

(c) Proprietary Information subject to paragraph 3(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by Advisor; (ii) is at any time obtained by Advisor from a third party who had the legal right to disclose the information to Advisor; (iii) is already in the possession of Advisor on the date this Agreement becomes effective; or (iv) is independently developed by Advisor and disclosed to the Company; or (v) is required to be disclosed by law, government regulation, or court order. In addition, Proprietary Information subject to paragraph 3(b) does not include information generated by Advisor, alone or with others, unless the information is generated solely as a direct result of the performance of advisory services under this Agreement; provided, however, that in no case will Proprietary Information include information or materials generated by Advisor separate from the performance of the advisory services which are incorporated in the services provided by Advisor hereunder.

(d) Prior to the oral public disclosure and/or submission to any outside person of a manuscript or other paper describing or relating to the Company’s products or Field, or otherwise involving the Company, Advisor will disclose and send to the Company a copy of the manuscript or other paper to be submitted and shall allow the Company at least (30) days to determine whether such disclosure or manuscript or paper contains subject matter for which patent protection should be sought prior to publication. If the oral presentation or manuscript or paper contains material that consists of patentable subject matter for which patent protection should be sought, then, unless mutually agreed to otherwise, Advisor will withhold the proposed public disclosure for a maximum of three (3) months from the date of receipt of such notice from the Company in order to permit the Company to file patent applications directed to the patentable subject matter contained in the proposed disclosure. After the filing of a patent application by the Company, Advisor will be free to submit the manuscript and/or make public the disclosures. Notwithstanding this Section 3(d), the Company shall not file any patent application or assert any claim, and nothing shall be deemed to create any license, in or with respect to any ideas, information or materials developed, invented or created by Advisor separate from the performance of the advisory services and contributed to or incorporated in the advisory services.

4. Return of Materials.

All written Proprietary Information (including, without limitation, in any computer or other electronic format), which comes into Advisor’s possession during the term, shall remain the property of the Company. Except as required in the performance of Advisor’s duties for the Company, or unless expressly authorized in writing by the Company, Advisor shall not remove any written Proprietary Information from the Company’s premises, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Upon termination of this Agreement, the Advisor agrees to return immediately to the Company all written Proprietary Information in Advisor’s possession except that Proprietary Information in any computer or other electronic format may be retained by Advisor in accordance with sound backup, retention and security policies but will continue to be kept confidential.

5. Compliance with Law.

Advisor will comply with all laws, rules and regulations related to his activities on behalf of the Company pursuant to this Agreement.

6. Competition.

(a) If any provision of this Agreement or the services to be provided by Advisor hereunder at any time are in conflict with the provisions of agreements Advisor has entered into with other employers, or there otherwise develops a conflict of interest regarding the services to be performed hereunder by Advisor, Advisor shall disclose the conflict to the Company (without violating any nondisclosure provisions of such agreements). It is agreed by the Company that Advisor is not to perform any services hereunder that are in conflict with the provisions of agreements he has entered into with Advisor other employers, otherwise constitute a conflict of interest on his part, or in any manner would give his employer or others property rights or any other rights to the product of his services hereunder.

7. Term and Termination.

(a) Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, each party reserves the right to terminate this Agreement at any time, with or without cause, upon five (5) days prior written notice to the other party.

(b) Termination of this Agreement, including but not limited to pursuant to paragraph 9(f) below, shall not affect (i) the Company’s obligation to defend and indemnify Advisor under paragraph 8 below, or (ii) Advisor’s continuing obligations to the Company under paragraphs 3 and 4 above.

8. Indemnification.

The Company will indemnify and defend Advisor against any liability incurred in the performance of the services to the fullest extent as allowed under law and the Company’s governing documents. Advisor shall be entitled to the protection of any insurance policies the Company maintains for the benefit of the Company against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates. It is understood and acknowledged that indemnification does not cover fraud, intentional misconduct, knowing violations of law, material breaches of confidentiality, or non-compete promises by the Advisor.

9. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be, provided however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of the other party.

(b) The relationship created by this Agreement shall be that of independent contractor, and Advisor shall have no authority to bind or act as agent for the Company or its employees for any purpose.

(c) The Company shall not use Advisor’s name without their express written permission, and upon Advisor consent, may cite its relationship with the Company as its advisor, as long as any such usage is limited to reporting actual events or occurrences only.

(d) Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given upon personal delivery three (3) business days after deposited with the United States Postal Service, registered or certified mail, e-mail, or upon delivery if sent by overnight mail, or nationally recognized courier, addressed as follows:

If to the Company:

Thumzup Media Corporation

10557-B Jefferson Blvd.

Culver City, CA 90232

Attention: Robert Steele

Chief Executive Officer

With a copy to (which shall not constitute notice):

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attn: Richard Friedman, Esq.

Email: Rafriedman@sheppardmullin.com

If to the Advisor:

American Ventures LLC, Series XVIII DOGE TREAS

110 Front Street, Suite 300

Jupiter, FL 33477

Attention: Eric Newman

Manager

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attn: Ross D. Carmel, Esq.

Email: rcarmel@srfc.law

(e) This Agreement supersedes all previous agreements, promises, and discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and Advisor with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or other representative of the Company, or by any written documents unless it is signed by an officer of the Company and by Advisor.

(f) If any provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

(g) This Agreement shall be governed by the laws of the State of New York without giving effect to choice of law principles thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction in this matter.

(h) In the event of any dispute, claim or controversy between or among the parties to this Agreement arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any of its parts is invalid, illegal or otherwise voidable or void, whether such dispute, claim or controversy sounds in contract, tort, equity or otherwise, and whether such dispute, claim or controversy relates to the meaning, interpretation, effect, validity, performance or enforcement of the Agreement, such dispute, claim or controversy shall be settled by and through an arbitration proceeding to be administered by the American Arbitration Association (or any like organization successor thereto) in or near New York, New York in accordance with the American Arbitration Association’s Commercial Arbitration Rules. Each of the parties to this Agreement hereby agrees and consents to such venue and waives any objection thereto. The arbitrability of any such dispute, claim or controversy shall likewise be determined in such arbitration. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association. Both the foregoing agreement of the parties to this Agreement to arbitrate any and all such disputes, claims and controversies and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. Notwithstanding any provision of this Agreement relating to which state laws govern this Agreement, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and the federal common law of arbitration.

(i) This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

THUMZUP MEDIA CORPORATION

By:	/s/ Robert Steele
Name:	Robert Steele
Title:	Chief Executive Officer
AMERICAN VENTURES LLC, SERIES XVIII DOGE TREAS

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Manager of the Manager

[Signature page to Advisory Agreement]

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